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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Experts," "Summary Historical Financial and Other Data of Specialty Paper Division" and "Selected Historical Financial and Other Data of Specialty Paper Division" and to the use of our reports dated March 19, 1998 and our report dated December 29, 1997, in the Registration Statement (Form S-4) and related Prospectus of PLAINWELL INC. for the registration of $130,000,000 11% Senior Subordinated Notes.


Milwaukee, Wisconsin                                          ERNST & YOUNG LLP
May 4, 1998